Exhibit 1.1

First Hawaiian, Inc.

Common Stock, par value $0.01 per share

Underwriting Agreement

May 8, 2018

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the other several Underwriters named in Schedule I hereto (together, the “Representatives” or “you”)

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, NY 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

BancWest Corporation, a Delaware corporation (the “Selling Stockholder”), and a wholly owned subsidiary of BNP Paribas, a corporation organized and domiciled in France (“BNPP”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 15,300,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,530,000 additional shares (the “Optional Shares”), of common stock, par value $0.01 per share (“Stock”), of First Hawaiian, Inc., a Delaware corporation (the “Company”).  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Shares”. For the avoidance of doubt, references to the Company or the Company and its subsidiaries, for all periods, shall not include BancWest Holding, Inc., a Delaware corporation, Bank of the West, a California chartered bank, or any of their subsidiaries that were spun off from the Company (each, a “Spin Entity” and. collectively, the “Spin Entities”) as part of the “Reorganization Transactions” described in “Item 7.  Management’s Discussion and Analysis Of Financial Conditions And Results of Operations - Reorganization Transactions” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference into the Pricing Prospectus (as defined below).  To the extent there are no additional Underwriters named in Schedule I hereto other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

In connection with the offering of the Shares, the Company has entered into an agreement with BNPP and the Selling Stockholder, dated as of May 7, 2018 (the “Share Repurchase Agreement”), pursuant to which the Company has agreed to repurchase from the Selling Stockholder at the First Time of Delivery in a private, non-underwritten transaction, shares of the Company’s Stock (the “Share Repurchase”) at an aggregate price of approximately $81,800,000, at a purchase price per share equal to the price per share at which the Underwriter will purchase the Shares from the Selling Stockholders pursuant to Section 3 of this Agreement, subject to certain conditions. The Share Repurchase is conditioned upon the consummation of the offering of the Shares pursuant to this Agreement, but the consummation of this offering of the Shares is not contingent on the consummation of the Share Repurchase.

1.                          The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                     An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-224745) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                     No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined herein) or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S—3 (which information is limited to the legal name, address and the number of shares of common stock owned by the Selling Stockholder before and after the offering);

(c)                      For the purposes of this Agreement, the “Applicable Time” is 6:30 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing

Disclosure Package as of the Applicable Time, did not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information;

(d)                     The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)                      The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information;

(f)                       The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position, results of operations and cash flows of First Hawaiian Bank (the “Bank”) and its subsidiaries, and the financial operations, assets and liabilities of BancWest Corporation (which for purposes of this Section 1(f) refers to the name of the Company prior to April 1, 2016 and not to the Selling Stockholder) related to the Bank (and not the Spin Entities), all of which are under common ownership and common management, as if the Company were a separate entity for all periods presented; such consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the consolidated financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the assumptions underlying such consolidated financial information are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(g)                      Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for subsequent issuances of Stock, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Prospectus and the Prospectus or pursuant to the exercise of options referred to in the Registration Statement, the Pricing Prospectus and the Prospectus or any changes resulting from the Share Repurchase) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(h)                     The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in Section 1(hh) hereof), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i)                         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified or be in good standing in any such jurisdiction would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, current or future financial position, stockholders’ equity, business prospects or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The Bank has been duly organized and is validly existing as a state nonmember bank under the laws of the State of Hawaii.  Each non-bank “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), (the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of incorporation, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect;

(j)                    The Company has an authorized capitalization as set forth in the Pricing Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Prospectus and the Prospectus or pursuant to the exercise of options referred to in the Registration Statement, the Pricing Prospectus and the Prospectus or any changes resulting from the Share Repurchase) and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholder, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of the Bank and the Significant Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k)                     The Shares conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus;

(l)                         The sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated, including the Share Repurchase, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of (1) the Company or (2) any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of each of (A), (B)(2) and (C), for such conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, including the Share Repurchase, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(m)                 Neither the Company nor any of its subsidiaries is (A) in violation of any provision of its Amended and Restated Certificate of Incorporation, Amended and Restated By-laws or other organizational documents, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (C) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of each of (A), with respect to its subsidiaries only, (B) and (C), for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(n)                     The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Common Stock”, insofar as they purport to summarize matters of U.S. federal income tax law, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(o)                     Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries, or, to the knowledge of the Company, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)                     The Company and each of its subsidiaries are in compliance, in the conduct of their business, with all applicable laws, ordinances, governmental rules, regulatory capital requirements, regulations or court decrees to which they or their properties or assets may be subject, including, but not limited to, the applicable laws, regulations and rules administered by the Commission, FINRA, the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”), the Consumer Financial Protection Bureau (the “CFPB”), the California Department of Business Oversight (the “CA DBO”), the Hawaii Department of Commerce and Consumer Affairs (the “HI CCA” and, each of the FRB, the FDIC, the CFPB, the CA DBO and the HI CCA, a “Regulator”) and any other applicable state, federal or self-regulatory organization, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures or consumer credit (including, without limitation, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Real Estate Settlement Procedures Act of 1974, and the Equal Credit Opportunity Act, and applicable regulations thereunder) or with respect to the Flood Disaster Protection Act, except to the extent that the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect;

(q)                     The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended; and each of the Company and the Bank is in substantial compliance with, and conduct their respective businesses in substantial conformity with, all applicable laws and governmental regulations governing bank holding companies, banks and subsidiaries of bank holding companies, respectively, except where failure to comply or be in conformity with such laws and regulations would not, individually or in the aggregate, have a Material Adverse Effect. The deposits of the Bank are insured by the FDIC to the fullest extent permitted by law and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened against the Bank. The Bank is the only depository institution subsidiary of the Company;

(r)                        Other than as set forth in the Pricing Prospectus, none of the Company nor any of its subsidiaries is a party to or otherwise subject to any order, consent decree, memorandum of understanding, written commitment or other supervisory agreement with, or has adopted any board resolutions at the request of, any Regulator or any other federal or state agency or authority with jurisdiction over it, nor has the Company been informed by any Regulator or any other federal or state agency or authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing, except where being a party to or subject to such order, consent decree, memorandum of understanding, written commitment, other supervisory agreement or board resolution would not, individually or in the aggregate, have a Material Adverse Effect;

(s)                       The Company is not and, after giving effect to the offering and the sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)                        (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(u)                     Deloitte & Touche LLP, who have audited the consolidated annual financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(v)                     The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies in all material respects with the requirements of the Exchange Act, has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and provides reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Company’s internal control over financial reporting is effective in all material respects and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)                   Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)                     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(y)                     This Agreement and the Share Repurchase Agreement have each been duly authorized, executed and delivered by the Company;

(z)                  The Company and each of its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, which insures against such losses and risks, and in such amounts, which in the reasonable judgment of the Company, are prudent and customary in the business in which the Company is engaged; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and to the knowledge of the Company, the Company and each of its subsidiaries will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(aa)          The statistical and market-related data included in “Item 7. Management’s Discussion and Analysis of Financial Conditions And Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in “Item 2. Management’s Discussion and Analysis of Financial Conditions And Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018, each incorporated by reference in the Pricing Prospectus, and in the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Pricing Prospectus comply in all material respects with the requirements of Commission Industry Guide 3 and are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects;

(bb)              Except as disclosed in the Pricing Prospectus, there are no material business relationships or related party transactions which would be required to be disclosed therein by Item 404 of Regulation S-K of the Commission;

(cc)                No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, have a Material Adverse Effect;

(dd)              Except as could not, individually or in the aggregate, result in a Material Adverse Effect (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of either the Company’s “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) with respect to each Plan subject to Title IV of ERISA, (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (2) the minimum funding standard of Section 302 of ERISA or Section 412 of the Code, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (4) none of the Company nor any member of the Company’s Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (5) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency; and (D) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(ee)                The Company and each of its subsidiaries have paid all federal, state, local and foreign taxes required to be paid, and filed all tax returns required to be filed, through the date hereof, except as would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed, or incorporated by reference, in the Registration Statement and the Pricing Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect;

(ff)                  There is and has been no failure on the part of the Company, and to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(gg)                The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Prospectus, except where the failure to possess such documents would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company nor any of its subsidiaries has received any verbal or written notice of any proceeding relating to the revocation of, modification of, or non-compliance with, any Permit, except where the revocation of, modification of or non-compliance with such Permits would not, individually or in the aggregate, have a Material Adverse Effect;

(hh)              The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses (collectively, the “Intellectual Property”), except where the failure to own or possess any of the foregoing would not have a Material Adverse Effect.  To the knowledge of the Company, the present employment of the Intellectual Property by the Company and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property in a manner that would, if the subject of any unfavorable decision, ruling or finding, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have not received any unresolved notice of material infringement of or conflict with rights of others with respect to any of the Intellectual Property;

(ii)                      Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) there are no proceedings that are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party; (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries; and (C) none of the Company nor its subsidiaries anticipate material capital expenditures relating to Environmental Laws;

(jj)     None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ll)     Except as described in the Pricing Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent,

employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”);

(mm)  Neither the Company nor any of its subsidiaries has taken, nor will the Company or any of its subsidiaries take, directly or indirectly, any action which is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, including in violation of Regulation M;

(nn)     Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(oo)     No debt securities or preferred stock issued by, or guaranteed by, the Company or any its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(pp)     The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

(qq)     The Stock is listed on the Nasdaq Global Select Market (“NASDAQ”); and

(rr)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.         Each of the Selling Stockholder and BNPP severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)       All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder and BNPP of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; each of the Selling Stockholder and BNPP has full right, power and authority to enter into this Agreement; and the Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

(b)       The Selling Stockholder has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(c)       The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated, including the Share Repurchase, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Selling Stockholder, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its subsidiaries or any property or assets of the Selling Stockholder, except in the case of (A) and (C) as would not materially impair the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, including the Share Repurchase, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(d)       The Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(e)       On or prior to the date of the Pricing Prospectus, the Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex III hereto;

(f)        The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, including in violation of Regulation M;

(g)       To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with Selling Stockholder Information, such statements or omissions made in the Registration Statement and Preliminary Prospectus did, and statements or omissions made in the

Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(h)       In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 5 hereof) a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(i)        The Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus;

(j)        Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares;

(k)       Neither the Selling Stockholder nor BNPP has taken and neither will take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(l)        Neither the Selling Stockholder nor BNPP has distributed and neither will distribute any prospectus or other offering material in connection with the offering and sale of the Shares, in each case other than the Pricing Disclosure Package; and

(m)      The Selling Stockholder is not a “benefit plan investor” within the meaning of Section 3(42) of ERISA, and neither the Firm Shares nor the Optional Shares constitute “plan assets” within the meaning of Section 3(42) of ERISA.

3.         Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price per share of $27.56, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 3 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional

Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 1,530,000 Optional Shares, at the purchase price per share set forth in the paragraph above.  Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by the Selling Stockholder.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5.         (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to Goldman Sachs & Co. LLC, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholder to the Representatives at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 10, 2018 or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholder may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the

Shares and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by-law or executive order to close.

6.         The Company agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)       If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act;

and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)       If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)       Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation;

(e)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)        To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)       During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC; provided, however, that the foregoing restrictions shall not apply to (A) Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the exercise of an option or warrant, the settlement of restricted stock or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Prospectus, (C) the issuance by the Company of shares of Stock pursuant to employee benefit plans existing as of the date of this Agreement and described in the Pricing Prospectus, (D) the issuance by the Company of shares of Stock pursuant to any non-employee director stock plan or dividend reinvestment plan described in the Pricing Prospectus or (E) exchanges of shares of Stock for shares of non-voting common stock, par value $0.01 per share, issued by the Company;

(h)       To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g)       The Company will use its best efforts to maintain the listing of the Stock on the NASDAQ and to obtain the inclusion and quotation of the Shares on the NASDAQ;

(h)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

7.         (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Selling Stockholder represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto.

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus prepared or authorized by the Company any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information.

8.         BNPP covenants and agrees with the several Underwriters that BNPP will pay or cause to be paid the following: (i) the agreed fees, disbursements and reasonable expenses of the Company’s accountants in connection with the registration of the Shares under the Act; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(d) hereof, including the fees and documented disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which expenses of counsel shall not exceed $15,000 in the aggregate; (iii) all reasonable fees and expenses in connection with listing the Shares on NASDAQ, if any; (iv) the filing fees incident to, and the fees and documented disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, which expenses of counsel shall not exceed $25,000 in the aggregate; (v) the agreed fees, disbursements and reasonable expenses of BNPP’s, the Selling Stockholder’s and the Company’s counsel in connection with the registration of the Shares under the Act, (vi) all reasonable expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (vii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (viii) the cost and charges of any transfer agent or registrar; (ix) expenses related to investor marketing, including any investor calls held with respect to the offering and (x) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder, including New York State stock transfer tax.  It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

9.         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, BNPP and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Selling Stockholder and BNPP shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Sullivan & Cromwell LLP, counsel for the Company, the Selling Stockholder and BNPP, shall have furnished to you their written opinion and disclosure letter (a form of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)       Internal counsel of the Bank shall have furnished to you such written opinion or opinions (a form of each such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(e)       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)        (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives (other than a defaulting Underwriter under Section 11 hereof), so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)       The Shares to be sold at such Time of Delivery have been duly listed for quotation on the NASDAQ;

(i)        The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from its officers and  directors, the Selling Stockholder and BNPP, substantially to the effect set forth in Annex III hereto in form and substance satisfactory to you;

(j)        The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)       The Company, the Selling Stockholder and BNPP shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, the Selling Stockholder and of BNPP, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, the Selling Stockholder and BNPP, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, the Selling Stockholder and BNPP of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section; and

(l)        The Company shall have furnished or caused to be furnished to you at such Time of Delivery, a certificate of the Acting Chief Financial Officer of the Company, in form and substance satisfactory to you, stating, as of such Time of Delivery, the conclusions and findings of such individual, in his or her capacity as Acting Chief Financial Officer of the Company, with respect to the financial information and such other matters as reasonably requested by you.

10.      (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, which such Underwriter actually incurs, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses actually incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with Underwriter Information or Selling Stockholder Information.

(b)       The Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, which such Underwriter actually incurs, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Selling Stockholder Information; and will reimburse each Underwriter for any reasonable legal or other expenses actually incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by the Selling Stockholder and the initial public offering price (net of any underwriting discounts and commissions but before deducting other expenses) of the Shares as set forth in the Prospectus (the “Selling Stockholder Proceeds”).

(c)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Selling Stockholder and BNPP against any losses, claims, damages or liabilities which the Company, the Selling Stockholder or BNPP actually incurs, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, the Selling Stockholder and BNPP for any reasonable legal or other expenses actually incurred by the Company, the Selling Stockholder or BNPP in connection with investigating or defending any such action or claim as such expenses are incurred. For the purposes of this Agreement, “Underwriter Information” shall mean (a) the second and third sentences of the fifth paragraph of text under the caption “Underwriting” in the Pricing Disclosure Package, concerning the terms of the offering by the Underwriters; and (b) the eighth, ninth and tenth paragraphs of text under the caption “Underwriting” in the Pricing Disclosure Package, concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters.

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and BNPP on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholder and BNPP on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Selling Stockholder and BNPP on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Selling Stockholder and BNPP bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder and BNPP on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder, BNPP and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute an amount in excess of the amount by which the Selling Stockholder Proceeds exceed the aggregate amount the Selling Stockholder is obligated to pay under subsection (b) above.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; and

(f)                       The obligations of the Company and the Selling Stockholder under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

11.                   (a)  If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company, the Selling Stockholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.                   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of the Selling Stockholder and shall survive delivery of and payment for the Shares.

13.                   If this Agreement shall be terminated pursuant to Section 11 hereof, none of the Company, the Selling Stockholder or BNPP shall then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, BNPP will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, the Selling Stockholder and BNPP shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.                   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives in care of (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (b) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; (c) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, Facsimile: (212) 797-4561, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, NY 10005, Attention: General Counsel; and (d) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); Attention Equity Syndicate Desk; if to the Selling Stockholder or BNPP, shall be delivered or sent by mail, telex or facsimile transmission to: (a) BNP Paribas, 3 rue d’Antin, 75002 Paris, France, Attention Pierre Julien Marboeuf — Head of Group Financial Management; and (b) BancWest Corporation, c/o Bank of the West, 180 Montgomery Street, San Francisco, California 94104, Attention General Counsel, with a copy to BancWest Corporation, c/o Bank of the West, 180 Montgomery Street, San Francisco, California 94104, Attention Chief Financial Officer; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Eric K. Yeaman, President, Chief Operating Officer and Acting Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request; provided further, that notices under subsection 6(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives in care of (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (b) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; (c) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, NY 10005, Facsimile: (212) 797-4561, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, NY 10005, Attention: General Counsel; and (d) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Stockholder and BNPP and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder, BNPP or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                   Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

17.                   Each of the Company, the Selling Stockholder and BNPP acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Selling Stockholder and BNPP, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Selling Stockholder or BNPP, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Selling Stockholder or BNPP with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Selling Stockholder or BNPP on other matters) or any other obligation to the Company, the Selling Stockholder or BNPP except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Selling Stockholder and BNPP has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company, the Selling Stockholder and BNPP agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Selling Stockholder or BNPP, in connection with such transaction or the process leading thereto.

18.                   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder, BNPP and the Underwriters, or any of them, with respect to the subject matter hereof.

19.                   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.                   The Company, the Selling Stockholder, BNPP and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.                   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original (including signatures delivered via facsimile or electronic mail), but all such respective counterparts shall together constitute one and the same instrument.

22.                   Notwithstanding anything herein to the contrary, the Company, the Selling Stockholder and BNPP are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, the Selling Stockholder and BNPP relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Selling Stockholder, BNPP and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Selling Stockholder and BNPP.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, the Selling Stockholder and BNPP for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

First Hawaiian, Inc.

By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman & CEO

[Signature Page to Underwriting Agreement]

BNP Paribas

By:	/s/ Pierre-Julien Marboeuf
	Name:	Pierre-Julien Marboeuf
	Title:	Head of Corporate Financial Structuring

By:	/s/ Norberto Cordisco Respighi
	Name:	Norberto Cordisco Respighi
	Title:	Senior Analyist

[Signature Page to Underwriting Agreement]

BancWest Corporation

By:	/s/ Xavier Antiglio
	Name:	Xavier Antiglio
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Richard Cohn
	Name:	Richard Cohn
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Raymond Peters
	Name:	Raymond Peters
	Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

By:	/s/ Ben Darsney
	Name:	Ben Darsney
	Title:	Director

J.P. Morgan Securities LLC

By:	/s/ Drummond Rice
	Name:	Drummond Rice
	Title:	Executive Director, Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	3,825,000	382,500
Citigroup Global Markets Inc.	3,825,000	382,500
Deutsche Bank Securities Inc.	3,825,000	382,500
J.P. Morgan Securities LLC	3,825,000	382,500
Total	15,300,000	1,530,000

S-I-1

SCHEDULE II

(a)       Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)       Additional Documents Incorporated by Reference:

None.

(c)       Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial offering price per share for the Shares is $27.75.

The number of Firm Shares purchased by the Underwriters is 15,300,000.

S-II-1

ANNEX I(a)

Form of Deloitte & Touche LLP comfort letter

[See attached]

A-I(a)-1

ANNEX I(b)

Form of Deloitte & Touche LLP bring-down comfort letters

Dear Sirs/Madams:

We refer to our letter of May 8, 2018, relating to the registration statement (No. 333-224745) of First Hawaiian, Inc. (the “Company”). We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter except that, for the purposes of this letter —

a.              The registration statement to which this letter relates is as amended on May 8, 2018, and related final prospectus dated May 8, 2018, is herein referred to as the registration statement.

b.              The reading of minutes described in paragraph 4 of that letter has been carried out through May 9, 2018.

c.               The procedures and inquiries covered in paragraph 4 of that letter were carried out to May 9, 2018 (our work did not extend to May 10, 2018, inclusive).

d.              The references to May 4, 2018, in paragraph 6 of that letter are changed to May 9, 2018.

e.               This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the registration statement.

Yours truly,

A-I(b)-1

ANNEX II(a)

Form of Sullivan & Cromwell LLP Opinion and Disclosure Letter

[•], 2018

Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, New York 10013.

Deutsche Bank Securities Inc.,

60 Wall Street, 2nd Floor,

New York, NY 10005.

J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179.

As Underwriters

Ladies and Gentlemen:

In connection with the several purchases today by you pursuant to the Underwriting Agreement, dated May 8, 2018 (the “Underwriting Agreement”), by and among First Hawaiian, Inc., a Delaware corporation (the “Company”), BancWest Corporation, a Delaware corporation (the “Selling Stockholder”), BNP Paribas (“BNPP”), a corporation organized and domiciled in France, and you (the “Underwriters”), of 15,300,000 shares (the “Securities”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), we, as counsel for the Company, BNPP and the Selling Stockholder, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  Upon the basis of such examination, it is our opinion that:

(1)                   The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Company’s Registration Statement on Form S-3 and Prospectus.

(2)                   The Selling Stockholder has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

A-II(a)-1

(3)                   All outstanding shares of the Company’s Common Stock, including the Securities, have been duly authorized and validly issued and are fully paid and nonassessable.

(4)                   The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Selling Stockholder.

(5)                   All regulatory consents, authorizations, approvals and filings required to be obtained or made on or before the date hereof by the Company or the Selling Stockholder under the Bank Holding Company Act of 1956, the Federal Reserve Act, the Federal Deposit Insurance Act and, in each case, the regulations adopted thereunder by the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, as applicable (collectively, the “Banking Laws”), for the execution and delivery by each of the Company and the Selling Stockholder of, and the performance by each of the Company and the Selling Stockholder of its obligations under, the Underwriting Agreement have been obtained or made; provided, however, that we express no opinion with respect to provisions of the Banking Laws as to safety and soundness, unsafe and unsound practices, and other requirements of a prudential nature that are set forth therein.

(6)                   All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or the Selling Stockholder under the Other Covered Laws for the sale and delivery of the Securities by the Selling Stockholder to the Underwriters and for the execution and delivery by the Company and the Selling Stockholder of, and the performance by the Company and the Selling Stockholder of their obligations under, the Underwriting Agreement have been obtained or made.

(7)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not violate the Banking Laws; provided, however, that we express no opinion with respect to provisions of the Banking Laws as to safety and soundness, unsafe and unsound practices, and other requirements of a prudential nature that are set forth therein.

(8)           The execution and delivery by the Company and the Selling Stockholder of, and the performance by the Company and the Selling Stockholder of their obligations under, the Underwriting Agreement will not violate any Other Covered Laws.

(9)                   The execution and delivery by the Company of the Underwriting Agreement does not, and the performance by the Company of its obligations under the Underwriting Agreement will not, (a) violate the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, in each case as in effect on the date hereof, (b) violate the orders listed on Schedule A hereto, or (c) result in a default under or breach or violation of the agreements filed as exhibits Nos. 10.1 through 10.3, inclusive, 10.7 through 10.9, inclusive, or 10.14 through 10.16, inclusive, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(10)                 The execution and delivery by the Selling Stockholder of the Underwriting Agreement does not, and the performance by the Selling Stockholder of its obligations

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under the Underwriting Agreement will not, (a) violate the Certificate of Incorporation or By-laws of the Selling Stockholder, in each case as in effect on the date hereof, (b) violate the orders listed on Schedule A hereto, or (c) result in a default under or breach or violation of the agreements filed as exhibits Nos. 10.3, 10.9, 10.14 or 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

(11)                 The Company is not an “investment company” as defined in the Investment Company Act of 1940.

(12)         Upon the payment of the purchase price by the Underwriters for the Securities and the crediting of the Securities to the account of Goldman Sachs & Co. LLC , as the Underwriters, with The Depository Trust Company (“DTC”), all as specified in the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Securities and, if none of the Underwriters has notice of an adverse claim to the Securities, no action based on the adverse claim may be asserted against the Underwriters with respect to the security entitlement.

We are expressing no opinion in paragraphs (5) through (8), inclusive, above, insofar as performance by the Company or the Selling Stockholder of its obligations under the Underwriting Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.  Also, for purposes of the opinions in paragraphs (6) and (8) above, “Other Covered Laws” means the Federal laws of the United States, the statutory laws of the State of New York and the General Corporation Law of the State of Delaware (including the published rules and regulations thereunder) that in our experience normally are applicable to general business corporations and the issuance, sale and delivery of the Securities; provided, however, that such term does not include Federal or state securities laws, antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Selling Stockholder, the Underwriting Agreement, the Securities or the issuance, sale or delivery thereof solely as part of a regulatory regime applicable to the Company, the Selling Stockholder or their affiliates due to their or their affiliates’ status, business or assets.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

The opinion expressed in paragraph (12) is limited to the effect of Article 8 of the Uniform Commercial Code of the State of New York (the “UCC”).  All terms that are used in the opinion expressed in paragraph (12) (and related assumptions) and are defined in the UCC, but not defined in the Underwriting Agreement, have the meanings set forth in Article 8 of the UCC or the definitions appearing elsewhere in the UCC and used in Article 8.  For purposes of the opinions expressed in paragraph (12), we have assumed that 15,300,000 shares of Common Stock have been credited to the account of Goldman Sachs & Co. LLC, as Underwriters.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and the Selling Stockholder and other sources believed by us to be responsible, and we have assumed that the outstanding shares of

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Common Stock, including the Securities, have been duly recorded by a transfer agent and duly registered by a Registrar thereof in the direct registration system of the Company and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as counsel to the Company, BNPP and the Selling Stockholder, to you, as Underwriters, solely for your benefit in your capacity as such, and may not be relied upon by any other person.  This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

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Schedule A

1.              Plea Agreement in the matter of United States v. BNP Paribas S.A., dated June 27, 2014, by the U.S. Department of Justice, United States Attorney for the Southern District of New York, Criminal Division and BNP Paribas S.A.

2.              Order pursuant to Section 9(c) of the Investment Company Act of 1940 granting a Permanent Exemption from Section 9(a) of the Act, dated July 28, 2014, by the Securities and Exchange Commission in the matter of BNP Paribas S.A., et al.

3.              Notice of Exemption Involving BNP Paribas, S.A., dated April 9, 2015, by the Employee Benefits Security Administration, U.S. Department of Labor.

4.              Plea Agreement in the matter of United States v. BNP Paribas USA, Inc., dated January 16, 2018, by the U.S. Department of Justice, Antitrust Division, New York Office and BNP Paribas USA, Inc.

5.              Order pursuant to Section 9(c) of the Investment Company Act of 1940 granting a Permanent Exemption from Section 9(a) of the Act, dated February 23, 2018, by the Securities and Exchange Commission in the matter of BNP Paribas USA, Inc., et al.

6.              Notice of Proposed Exemption Involving BNP Paribas, S.A., dated March 22, 2018, by the Employee Benefits Security Administration, U.S. Department of Labor.

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[•], 2018

Goldman Sachs & Co. LLC,
                             200 West Street,
                                                          New York, New York 10282.

Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, New York 10013.

Deutsche Bank Securities Inc.,

60 Wall Street, 2nd Floor,

New York, NY 10005.

J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179.

As Underwriters

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”), and offering of [•] shares of Common Stock, par value $0.01 per share (the “Securities”), of First Hawaiian, Inc., a Delaware corporation (the “Company”).

The Registration Statement relating to the Securities (File No. 333-224745) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (“Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution.  The Securities have been offered by the Prospectus, dated May 8, 2018 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated May 8, 2018 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus.  The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, BNP Paribas (“BNPP”) and BancWest Corporation (the “Selling Stockholder”), we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the document listed in Schedule A (such listed documents and information, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and participated in discussions with your representatives and those of the Company, BNPP, the Selling Stockholder and the Company’s accountants.  Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company, BNPP, the Selling Stockholder and the Company’s accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, BNPP and the Selling

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Stockholder, letters addressed to you from the Company’s accountants and an opinion addressed to you from the Company’s Executive Vice President, General Counsel & Secretary.  On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects relevant to the offering of the Securities to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Also, we confirm to you that the statements contained under the captions “Description of Capital Stock”, insofar as it relates to provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and the Securities, and “Material U.S. Federal Tax Considerations for Non-U.S. Holders of our Common Stock”, insofar as they purport to constitute a summary of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities

(a)                                 the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)                                 the Pricing Disclosure Package, as of [•] P.M. on May 8, 2018 (which you have informed us is prior to the time of the first sale of the Securities by you), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that

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we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the final sentence of the second preceding paragraph.  Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting, or the registered public accounting firm’s attestation report thereon, each as included in the Registration Statement, the Basic Prospectus or the Prospectus Supplement.

This letter is furnished by us, as counsel to the Company, BNPP and the Selling Stockholder, to you, as Underwriters, solely for your benefit in your capacity as such, and may not be relied upon by any other person.  This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

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Schedule A

1.              Preliminary Prospectus Supplement, dated May 8, 2018, filed with the Commission by the Company pursuant to Rule 424(b) under the Securities Act.

2.              The information set forth in Schedule II(c) to the Underwriting Agreement.

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ANNEX II(b)

Form of Internal Counsel Opinion

[FHB Letterhead]

[•], 2018

Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282.

Citigroup Global Markets Inc.,

388 Greenwich Street,

New York, New York 10013.

Deutsche Bank Securities Inc.,

60 Wall Street, 2nd Floor,

New York, NY 10005.

J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179.

As Underwriters (together,

the “Underwriters” or “you”),

Re:                             First Hawaiian Bank

Ladies and Gentlemen:

I am an attorney member of the Legal & Corporate Services Division of First Hawaiian Bank, a Hawaii-state chartered bank (the “Bank”) holding the title set forth below my name.  This opinion is being furnished to you pursuant to Section 9(d) of that certain Underwriting Agreement, dated as of May 8, 2018 (the “Underwriting Agreement”), among you, as the Underwriters named in Schedule I thereto (the “Underwriters”), BancWest Corporation, a Delaware corporation (the “Selling Stockholder”), BNP Paribas, a corporation organized and domiciled in France (“BNPP”), and First Hawaiian, Inc., a Delaware corporation (the “Company”), relating to the sale by the Selling Stockholder to the Underwriters of (i) an aggregate of 15,300,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) up to an additional 1,530,000 shares of Common Stock at the Underwriters’ option to cover over-allotments (the “Option Shares”).  The Firm Shares and Option Shares are collectively referred to herein as the “Shares”.  Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Underwriting Agreement.

A-II(b)-1

In connection with this opinion, I and others under my supervision or direction (with whom I have consulted) have examined the originals or copies of the following documents:

(i)                   the executed Underwriting Agreement;

(ii)                the Company’s Registration Statement on Form S-3 (File No. 333-224745) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act;

(iii)             the Company’s preliminary prospectus, filed by the Company pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act on May 8, 2018 (the “Preliminary Prospectus”), related to the offering of the Shares;

(iv)            the Company’s final prospectus, dated May 8, 2018 (the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act;

(v)               copies of each of (i) the respective certificates of incorporation or similar organizational documents of each of the Company, the Bank, Bishop Street Capital Management Corporation (“Bishop Street”) and First Hawaiian Leasing, Inc. (“Leasing”) (collectively, the “Companies”), each as amended to the date of this letter and certified by the Secretary of State of Delaware or the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii, as applicable, and (ii) the respective bylaws or similar organizational documents of each of the Companies and each as amended to the date of this letter and certified by an officer of the each of the respective Companies to be true and correct on the date of this letter;

(vi)            certificates of the Director of Commerce and Consumer Affairs and the Commissioner of Financial Institutions of the State of Hawaii (or their designees); and

(vii)   FDIC certificate number 17985 dated January 2, 1969 certifying that deposits of each depositor in the Bank is insured to the maximum amount provided by the Federal Deposit Insurance Act and FDIC Certificate of Proof of Insured Status certifying that the Bank is an insured depository institution of the FDIC and that the status of the Bank as an insured depository institution has not been terminated through and including [•], 2018.

Based on the foregoing and subject to the other qualifications, assumptions and limitations stated herein and as limited thereby, and after examination of such matters of law and fact as I have deemed relevant, I am of the opinion that:

1.                                      The Bank has been duly organized and is validly existing as a bank in good standing under the laws of the State of Hawaii.

2.                                      The Bank is an insured depository institution under the applicable provisions of the Federal Deposit Insurance Act, as amended, and no proceeding for the termination or revocation of deposit insurance is pending or, to the best of my knowledge, threatened against the Bank.  The Bank is the only depository institution subsidiary of the Company.

3.                                      To the best of my knowledge and other than as set forth or incorporated by reference in the Registration Statement, Preliminary Prospectus and the Prospectus, neither the Company nor the

A-II(b)-2

Bank is a party to or otherwise subject to any order, consent decree, memorandum of understanding, written commitment or other supervisory agreement with, or has adopted any board resolutions required in writing by, any Regulator or any other federal or state agency or authority with jurisdiction over it, nor has the Company or the Bank been informed in writing by any Regulator or any other federal or state agency or authority that it is contemplating issuing or requiring (or is considering the appropriateness of issuing or requiring) any of the foregoing, except where being a party to or subject to such order, consent decree, memorandum of understanding, written commitment, other supervisory agreement or board resolution would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.                                      Each of Bishop Street and Leasing has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii.

5.                                      All of the issued shares of capital stock of the Bank, Bishop Street and Leasing have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all pledges, liens and encumbrances.

6.                                      To the best of my knowledge and other than as set forth or incorporated by reference in the Registration Statement, Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

7.                                      To the best of my knowledge, there are no contracts or other documents of a character required by Item 601(b)(10) of Regulation S-K to be filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2017, which has not been filed as required.

I am a member of the Bar of the State of Hawaii and I do not hold myself out as an expert on the laws of any jurisdiction other than the State of Hawaii.  This opinion is limited in all respects to matters governed by the laws of the State of Hawaii.  I express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions, or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions.

In rendering the opinions herein, I have considered only those laws, statutes, rules and regulations which a lawyer in the State of Hawaii exercising customary professional diligence would reasonably be expected to recognize as being applicable to transactions of the type contemplated by the Underwriting Agreement, but excluding any state securities laws and the rules and regulations of the Financial Industry Regulatory Authority.  I am not an expert on the requirements of the federal securities laws and, for purposes of my opinion in paragraph 7 above, my understanding concerning which contracts are required to be filed as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2017 is based solely on my reading of Item 601(b)(10) of Regulation S-K and relevant Compliance and Disclosure Interpretations issued by the Division of Corporate Finance of the Commission relating to Item 601 of Regulation S-K.

In rendering this opinion, I and others under my supervision or direction with whom I have otherwise consulted have made such other investigations of fact and law as I have deemed relevant and necessary in connection with the opinions herein and I have obtained and relied upon (i) such originals, or duplicates or

A-II(b)-3

certified or conformed copies of all certificates or comparable documents and other information from public and government officials as to the matters set forth therein, (ii) such originals, or duplicates or certified or conformed copies of corporate records, agreements, and other documents of the Company, the Bank, Bishop Street and Leasing, as applicable, and (iii) certificates, representations and warranties and assurances of officers and employees of the Company, the Bank, Bishop Street and Leasing, as applicable.  I obtained, reviewed, and relied upon the items listed in clauses (i) through (iii) above that I considered necessary or appropriate for the purposes of this opinion.

I have relied as to matters of fact upon representations and warranties of the Company in the Underwriting Agreement.  Except as otherwise expressly stated herein, I have not, nor have others under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits, or the like and have made no independent search of the records of any court, arbitrator, or governmental authority affecting any person, and no inference as to the best of my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.

I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies (and the authenticity of the originals of such documents), the accuracy and completeness of all corporate records (which includes stock ownership records) made available to me by the Companies, and the legal capacity each natural person executing a document to so execute such document.

Whenever an opinion expressed herein is qualified by the phrase “to the best of my knowledge” or other phrase of similar import, such phrase is intended to mean the actual knowledge of information by the undersigned after due inquiry of the management of the Company and does not include other information that might be revealed if there were to be undertaken a canvass or a general search of all files of the Companies or any other type of independent investigation.

The opinions herein expressed are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is based on the laws and regulations as in effect on the date hereof and facts as I understand them as of the date hereof.  I am not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the date hereof.

You may rely upon this opinion only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this opinion letter in response to which it has been delivered. Without my written consent:  (i) no person other than you may rely on this opinion letter for any purpose; (ii) this opinion letter may not be cited or quoted in any financial statement, registration statement, prospectus, private placement memorandum or other similar document; (iii) this opinion letter may not be cited or quoted in any other document or communication, including but not limited to marketing materials, which might encourage reliance upon this opinion letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this opinion letter may not be furnished to anyone for purposes of encouraging such reliance.

Very truly yours,

Joel Rappoport	Executive Vice President, General Counsel & Secretary

A-II(b)-4

ANNEX III

Form of Lock-Up Agreement

First Hawaiian, Inc.

Lock-Up Agreement

May 8, 2018

Goldman Sachs & Co. LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the other several Underwriters named in Schedule I hereto (together, the “Representatives” or “you”)

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, NY 10005

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:  First Hawaiian, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Underwriters, propose to enter into an Underwriting Agreement with First Hawaiian, Inc., a Delaware corporation (the “Company”), BancWest Corporation, a Delaware corporation (the “Selling Stockholder”) and BNP Paribas, a corporation organized and domiciled in France ( “BNPP”), providing for a public offering of common stock, par value $0.01 per share of the Company (the “Shares”) pursuant to a

A-III-1

Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities that are convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), other than as provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Shares the undersigned may purchase in the offering.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to an offer by the Company to repurchase outstanding Shares, including the Share Repurchase (as defined in the Underwriting Agreement), or (iv) with the prior written consent of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the common stock of the Company to any direct or indirect wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such

A-III-2

capital stock subject to the provisions of this Agreement, and there shall be no further transfer of such capital stock except in accordance with this Agreement.  The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

A-III-3